Exhibit 23

Consent of Independent Registered Public Accounting Firm

Encore Capital Group, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (Nos. 333-226189 and 333-227542), Form S-3 (No. 333-115551) and Form S-8 (Nos. 333-125340, 333-125341, 333-125342, 333-160042, 333-189860, and 333-218877) of Encore Capital Group, Inc. of our reports dated February 24, 2021, relating to the consolidated financial statements and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
February 24, 2021